                                                                    EXHIBIT 10.5

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                      SENIOR SUBORDINATED PROMISSORY NOTE

$____________                                                       May 31, 1996

     FOR VALUE RECEIVED, EVOLVING SYSTEMS, INC., a Delaware corporation, with its principal place of business located at 6892 S. Yosemite Street, Englewood, Colorado 80112 (the "BORROWER" or the "COMPANY") hereby promises to pay to the
order of              ("LENDER"), in lawful money of the United States of
America and in immediately available funds, the principal sum of        ($    )
(the "LOAN"), together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

     This Senior Subordinated Promissory Note (the "NOTE") is the Note referred to in, and is executed and delivered in connection with, that certain Note and Warrant Purchase Agreement dated as of May 31, 1996 by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "NOTE AGREEMENT").

     1. LOAN REPAYMENT. The outstanding principal amount of the Loan shall be due and payable in four equal annual payments beginning on June 1, 2000. Interest shall be payable on each December 1 and June 1, until the outstanding principal amount hereof is paid in full, commencing on December 1, 1996.

     2. INTEREST RATE. Interest on the outstanding principal hereof from the date hereof until maturity shall be payable at the lower of the rate of nine percent (9%) per annum or the maximum rate permissible by law ( the "APPLICABLE RATE"). In the event that the amount of interest contracted for, charged or received from Borrower or otherwise in connection with the Loan evidenced hereby exceeds the Applicable Rate, then at Lender's option, such amount shall either be applied as a credit against any then unpaid amounts hereof or refunded to Borrower and the effective rate of interest will be automatically reduced to the Applicable Rate. Upon the occurrence of an Event of Default (as hereinafter defined), this Note shall thereafter bear interest at the rate of twelve percent (12%) per annum or the maximum rate permissible by law, whichever is less.

     3. PLACE OF PAYMENT AND NOTICES. Payments of principal and interest are to be delivered to the holder of this Note at the following address: ___________ _________________________ or at such other address as such holder has specified by prior written notice to the Company. Notices by holders of Senior Indebtedness to

                                      1.

the holder of this Note are to be delivered at the following address: __________ _________________________ or at such other address as such holder has specified by prior written notice to the holders of Senior Indebtedness. A copy of all notices relating to payments of principal and interest hereunder and all other notices are to be delivered to the Company as provided in the Note Agreement.

     4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to costs of Lenders incurred in collection of this Note, if any, then to pay accrued interest, and thereafter to the outstanding principal balance hereof.

     5. PREPAYMENT. Borrower may prepay the entire balance of principal owed under this Note in whole or in part together with interest on the principal amount prepaid, without paying any prepayment penalty. Borrower must prepay the entire balance of principal owed under this Note, together with any interest owing thereunder, upon the closing of an initial public offering of the Borrower's common stock, a merger in which Borrower's stockholders holding voting power immediately prior to the merger do not hold in excess of 50% of the voting power after the merger or a sale of all or substantially all of the Borrower's assets.

     6.   SUBORDINATED NOTE.

          (A) GENERAL. The Company, for itself, its successors and assigns, covenants and agrees, and the Lender, by its acceptance hereof, likewise covenants and agrees, that the payment of any obligation in respect of this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash of all Senior Indebtedness, and that such subordination is for the benefit of and may be enforced by the holder(s) of Senior Indebtedness against the Company and any holders of the Note. The term "Senior Indebtedness" shall mean, unless expressly subordinated to or expressly made on a parity with the amounts due under this Note, (i) all obligations of the Company due in connection with (A) existing and contemplated financing specified on Schedule 1 attached hereto, together with all refinancings, refundings, extensions of the times for payments for, and all other amendments and modifications to, such financing described in this clause
(i)(A), and (B) indebtedness of the Company, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money, which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, together with all refinancings, refundings, extensions of the times of payments for, and all other amendments and modifications to, the obligations described in this clause (i)(B), and (ii) all amounts of Senior Indebtedness repaid by the Company and subsequently recovered from the holder of any Senior Indebtedness under applicable bankruptcy or insolvency laws or otherwise; provided, however, that no indebtedness incurred by the Company which is not described in clause (i)(A) above which causes the aggregate amount of the Company's indebtedness outstanding to exceed the Formula Amount (but only to the extent of such excess) or which is incurred at a time when the aggregate of such indebtedness outstanding exceeds the Formula Amount shall be Senior Indebtedness; provided, further, that nothing in the foregoing proviso shall cause the amount of indebtedness outstanding which constitutes "Senior Indebtedness" to be less than the amount set forth in clause (i)(A) above plus $3,000,000, less the

                                      2.

amount of Senior Indebtedness which has been permanently paid down and for which the commitment related thereto has terminated other than as a result of a Refinancing, but any such paydown or termination of commitment shall not cause the amount of Senior Indebtedness to be less than the Formula Amount. The term "FORMULA AMOUNT" means that dollar amount of indebtedness of the Company at which the ratio of (i) total liabilities of the Company minus the sum of (A) indebtedness under this Note and all other notes issued pursuant to the Note Agreement and (B) the Shareholder Notes, to (ii) the net worth of the Company plus the sum of (A) indebtedness under this Note and all other notes issued pursuant to the Note Agreement and (B) the Shareholder Notes (all as determined on a consolidated basis according to generally accepted accounting principles) exceeds 2.0 to 1.0. For the purposes of this Section 6, all amounts advanced pursuant to a binding commitment to lend or lease shall be deemed to constitute indebtedness incurred on the date of such binding commitment irrespective of any subsequent loan paydown or lease payment. The term "REFINANCING" means any refinancing, refunding or replacement, in whole or part, of amounts or commitments outstanding constituting Senior Indebtedness when such Indebtedness was incurred. By Lender's acceptance of this Note, Lender agrees to execute such documents as the Company shall reasonably request to confirm to holders of Senior Indebtedness the Formula Amount and the status of such holders' investment as Senior Indebtedness. Senior Indebtedness shall constitute Senior Indebtedness for all purposes of this Note, and the provisions of this Note shall continue to apply thereto, notwithstanding the fact that Senior Indebtedness or any claim in respect thereof shall be disallowed, avoided or subordinated pursuant to the provisions of any applicable bankruptcy, insolvency or fraudulent conveyance law or otherwise. The phrase "payment of any obligation in respect of this Note" means any payment of any obligation in respect of the Note, including, but not limited to, any payment of principal of or interest hereon, any redemption, retirement or sinking fund payment, any purchase or other acquisition of this Note for cash or property and any payment by reason of other debt or obligations being subordinate to this Note and any payment on any claim (whether for rescission or damages and whether based on contract or tort) relating to the offer sale or purchase of this Note and any payment or distribution in respect of any claim for any of the foregoing in any bankruptcy, insolvency or similar proceedings, and in any case whether received in the form of payment from the Company, any guarantor or any third party.

          (B) NOTE SUBORDINATED TO PRIOR PAYMENT OF ALL OBLIGATIONS IN RESPECT OF SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash (by set off or otherwise), properties or securities, in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or otherwise,

               (I) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash in accordance with the terms of such Senior Indebtedness of all obligations with respect thereto before the Lender is entitled to receive any payment of any obligation in respect of this Note; and

                                      3.

               (II) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the same extent as this Note to the payment of all Senior Indebtedness which may at any time be outstanding, provided that the terms of any such securities which relate to subordination or to the realization by the holders of Senior Indebtedness of the benefits of subordination intended to be conferred by this Note shall be reasonably satisfactory to the holders of Senior Indebtedness or their representative or trustee and, provided further, that nothing herein shall preclude the holders of Senior Indebtedness from objecting to the treatment of their claims under a plan of reorganization or readjustment (that provides for the distribution of such securities) as improper under the provisions of 11 U.S.C. (S) 1129(b)(2)) to which the Lender would be entitled except for the application of these subordination provisions, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note, shall be made by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing and of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to pay in full in cash all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          (C) COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO THIS NOTE IN CERTAIN CIRCUMSTANCES.

               (I) ACCELERATION OF SENIOR INDEBTEDNESS. In the event of any Senior Indebtedness becoming due and payable prior to its scheduled maturity, whether by acceleration, lapse of time or otherwise, or in the event any Senior Indebtedness remains outstanding after its scheduled maturity, no payment of any obligation in respect of this Note shall be made until all obligations on all such due and payable matured Senior Indebtedness shall have been paid in full in cash.

               (II) POSTPONEMENT PERIOD. During the continuance of any default in the payment when due of any principal of and premium, if any, or interest on any Senior Indebtedness (as so described, a "PAYMENT DEFAULT"), or during the continuance of an event of default arising under any agreement or instrument governing Senior Indebtedness (in each case other then a Payment Default), the existence of which shall, or with notice or the passage of time, or both, would give the holders of Senior Indebtedness the right to cause such Senior Indebtedness to become due and payable prior to its scheduled maturity (as so described, "COVENANT DEFAULT"), no payment of any obligation in respect of this Note shall be made during the Postponement Period, as hereinafter defined. The "Postponement Period" shall commence on the date of receipt by the Lender of written notice from any holder or holders of Senior

                                      4.

Indebtedness of greater than $500,000 (or the representatives or trustees, as the case may be) (such notice being herein called the "DEFAULT NOTICE") and will end (i) in the case of a Payment Default, on the earlier of (A) 180 days from the receipt of the Default Notice and (B) the date on which such Payment Default shall have been cured or waived in writing, or (ii) in the case of a Covenant Default, on the earlier of (A) 180 days from the receipt of the Default Notice and (B) the date on which such Covenant Default shall have been cured or waived in writing, provided, however, that in no event shall the aggregate number of days during which one or more Postponement Periods are in effect with respect to a Covenant Default during any period of 360 consecutive days exceed 180 days. The Default Notice must specify in reasonable detail the Covenant Default which is continuing.

               (III) LIMITATION ON ACTIONS DURING AND AFTER POSTPONEMENT PERIOD. During any Postponement Period and except to the extent otherwise restricted in subparagraph (i) below, the Lender shall not be entitled to accelerate the maturity of this Note or to commence or join in any action or proceeding to recover any amounts due or to become due with respect to this Note, provided, however, that the foregoing limitation on acceleration or exercise of remedies shall not be applicable following the final maturity or the acceleration of the Senior Indebtedness.

               (IV) SUBSEQUENT DEFAULT NOTICES. For purposes of this Section 6, if any Default Notice is given, then no subsequent Default Notice may be given with respect to a particular Covenant Default existing at the same time such prior Default Notice is given and known to the holders of Senior Indebtedness or their representative or trustee, as the case may be, as of the giving of the prior Default Notice.

          (D) PAYMENTS HELD IN TRUST. In the event that, notwithstanding the terms of subordination contained herein, the Lender receives any payment or distribution of any character, whether in cash, securities or other property, or whether in the form of a payment (from the Company or any guarantor or any other party), with respect to any obligation in respect of this Note which it is not entitled to receive on account of the terms of subordination contained herein the Lender will hold any amount so received in trust for the holders of Senior Indebtedness and will forthwith pay over such amount to the holders of Senior Indebtedness or their representative or trustee, as the case may be, for application to the payment of all such obligations in respect of Senior Indebtedness remaining unpaid until all such obligations in respect of such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          (E) SUBROGATION UPON PAYMENT OF SENIOR INDEBTEDNESS. Upon payment in full in cash of all Senior Indebtedness, the Lender shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to Senior Indebtedness to the extent the distributions otherwise payable to the Lender has been applied to the payment of Senior Indebtedness, until the principal of and premium, if any, and interest on this Note shall have been paid in full. For the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities which the Lender would be entitled to receive except for the application of the terms of

                                      5.

subordination contained herein shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Lender, be deemed to be a payment by the Company to or on account of Senior Indebtedness.

          (F) COMPANY'S OBLIGATIONS UNCONDITIONAL. The terms of subordination contained herein are for the purpose of defining the relative rights of holders of Senior Indebtedness on the one hand and the Lender on the other hand against the Company and its property. Nothing herein shall impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Lender, the obligation of the Company, which is unconditional and absolute, to pay to the Lender the principal hereof, and premium, if any, and interest hereon, in accordance with the terms hereof and the provisions hereof, and to comply with all of its covenants and agreements contained herein; nor shall anything herein prevent the Lender from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights set forth herein of the holders of Senior Indebtedness to receive payments and distributions otherwise payable to the Lender.

          Upon any payment or distribution of assets of the Company referred to in this Note, the Lender shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Lender for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Note. In the event that the Lender determines, in good faith, that further evidence is required with respect to the right of any person, as a holder or representative of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section, the Lender may request such person to furnish evidence to the reasonable satisfaction of the Lender as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payments or distributions, and as to other facts pertinent to the rights of such person under this Section, and if such evidence is not furnished, the Lender may defer payment to such person pending judicial determination as to the right of such person to receive such payment.

          (G) KNOWLEDGE OF LENDER; NOTICE. Notwithstanding the provisions of this Note, the Lender shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment of monies to the Lender or which would prohibit the making of any acceleration or other remedial action by the Lender upon the occurrence of a Payment Default or Covenant Default, unless and until the Lender shall have received written notice of such events or facts signed by any holder or holders of Senior Indebtedness of greater than $500,000 (or their representatives or trustees, as the case may be). The Company shall promptly notify the Lender of any facts known by the Company that would cause the payment of any obligation with respect to this Note to violate any of the provisions of the term of subordination contained herein.

                                      6.

          (H)  MISCELLANEOUS.

               (I) The Lender, by its acceptance hereof, agrees to take such action as may be, necessary or appropriate to effectuate the subordination as provided in this Note.

               (II) No right of any present or future holder of any Senior Indebtedness to enforce subordination in accordance with the terms of this Note shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any holder or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               (III) Without in any way limiting the generality of clause (ii) of this Subparagraph (h), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Lender, without modifying the definition of "Senior Indebtedness," without incurring responsibility to the Lender and without impairing or releasing the subordination provided herein or the obligations hereunder of the Lender to the holders of Senior Indebtedness, do any one or more of following: (a) change the manner, place, or terms of payment or extend the time of payment of, or refund or refinance, or renew or alter Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release, or otherwise deal with any asset pledged, mortgaged, or otherwise securing Senior Indebtedness; (c) release any person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company or any other person.

          (I) LIMITATION ON PROCEEDINGS. Until the earlier of (a) 91 days after the Senior Indebtedness shall have been paid in full in cash, and the termination or reduction to zero of any commitment to make extensions of credit constituting Senior Indebtedness and (b) the commencement of any proceeding or action referred to in subparagraph (b) above, the Lender shall not in its capacity as Lender, without the prior written consent of the holders of Senior Indebtedness, commence, or join in the commencement of, any bankruptcy, insolvency or similar proceedings.

          (J) PROOFS OF CLAIM. So long as any Senior Indebtedness remains unpaid, the Lender hereby authorizes and directs the holders of the Senior Indebtedness, or their representative or trustee, to file proofs of claim with respect to the obligations in respect of this Note in any bankruptcy or other proceeding under any Bankruptcy Law, but only in the event that the Lender has failed to file such proofs of claim on or before the date thirty (30) business days prior to the date such proofs of claim must be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding; provided, however, that any proof of claim filed properly, in a correct amount, and in a timely manner by the Lender, shall supersede, as to the amounts reflected in such claim, any proof of claim filed by the holders of the Senior Indebtedness.

     7. COVENANTS. Without obtaining the written consent of the holders of fifty-one percent (51%) in outstanding principal amounts of the Notes, the Company agrees that it will not:

                                      7.

          (A) incur or suffer to exist Indebtedness, except (i) trade payables incurred in the ordinary course of business; (ii) Senior Indebtedness, which, prior to December 31, 1997, shall not exceed the amount permitted in clause
(i)(A) of Section 6(a) above plus $3,000,000 less the amount of Senior Indebtedness which has been permanently paid down and for which the commitment related thereto has terminated other than as a result of a Refinancing, but any such paydown or termination of commitment shall not cause the amount of Senior Indebtedness to be less than the Formula Amount; (iii) Indebtedness of the Company to any wholly-owned subsidiary of the Company; and (iv) the Notes issued pursuant to the Note Agreement;

          (B) pledge its intellectual property, except to secure Senior Indebtedness;

          (C) sell all or a substantial portion of its assets (provided that sales in the ordinary course of business shall not be considered to violate this limitation);

          (D) make or suffer to exist any Investments, except (i) deposit accounts of the Company with, or certificates of deposit maturing not more than one year from the date of investment therein of, commercial banks organized under the laws of the United States or a state thereof, each having combined capital, surplus and undivided profits of not less than $200,000,000; (ii) Investments in marketable obligations issued or fully guaranteed by the United States or any agency or state thereof and maturing not more than one (1) year from the date of issuance; (iii) Investments in open market commercial paper rated at least "A1" or "P1" or higher by a national credit rating agency and maturing not more than 270 days from the creation thereof; (iv) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in connection with bona fide hedging arrangements; (v) Investments in wholly-owned subsidiaries of the Company up to a maximum amount of Five Hundred Thousand Dollars ($500,000); and (vi) other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time;

          (E) issue any dividends, make payments on any Indebtedness which is not Senior Indebtedness or redeem any shares of its common or preferred stock except (i) redemptions, as approved by the Compensation Committee of the Board of Directors of the Company, of stock of employees who are terminating employment with the Borrower; (ii) in respect of the Evolving Systems, Inc. Shareholder Notes dated January 2, 1996 in the original aggregate principal amount of $6,683,625 (the "SHAREHOLDER NOTES") (A) prepayments of principal on or after the date hereof of $1,500,000 and (B) interest as such shall become due and payable thereunder; (iii) payments of amounts due under this Note and the other Notes issued under the Note Agreement; (iv) payments in respect of Indebtedness owing to wholly-owned subsidiaries of the Company; and (v) stock dividends pro rata to holders of the Company's capital stock;

          (F) enter into or suffer to exist any contractual obligation or transaction with an affiliate except upon terms at least as favorable to the Company as would be obtained in an arms-length transaction with unaffiliated persons, except with respect to (i) compensation to directors, officers, employees and consultants as to which such compensation has been approved

                                      8.

by a majority of the disinterested members of the Company's Board of Directors and (ii) transactions between the Company and its wholly-owned subsidiaries; or

          (G) create or suffer to exist any rental payment obligations under operating leases of personal property in an amount in excess of the amount set forth below in the indicated fiscal year:

               FISCAL YEAR ENDED                             AMOUNT
               December 31, 1996                             $1,000,000
               December 31, 1997                             $1,000,000
               December 31, 1998                             $1,250,000
               December 31, 1999                             $1,500,000
               December 31, 2000                             $1,750,000
               December 31, 2001                             $2,000,000
               December 31, 2002                             $2,250,000
               December 31, 2003                             $2,500,000

     "INDEBTEDNESS" shall mean, for purposes of this Section 7, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (d) all obligations with respect to capital leases, (e) all guaranty obligations for Indebtedness as defined herein,
(f) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired, (g) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit. "INVESTMENT" shall mean for purposes of this Section 7, (a) any loan or advance of funds by such person to any other person (other than advances to employees of such person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), (b) any purchase or other acquisition of any equity securities or Indebtedness of any other person,
(c) any capital contribution by such person to or any other investments by such person in any other person (including, without limitation, any Indebtedness incurred by such person of the type described in clauses (a) and (b) of the definition of "Indebtedness" on behalf of any other person); provided, however, that Investments shall not include accounts receivable or other indebtedness owed by customers of such person which arose from sales or non-exclusive licensing in the ordinary course of such person's business.

     8. DEFAULT. The following events shall be events of default ("EVENTS OF DEFAULT") under this Note::

          (A) Borrower shall fail to pay timely (i) any of the principal amount when due under this Note or (ii) any accrued interest or other amounts due under this Note on the date the same becomes due and payable or, in each case (i) and
(ii), within five (5) calendar days thereafter;

                                      9.

          (B) the Company shall fail to observe or perform any covenant, obligation, condition or agreement set forth in this Note and such failure shall not have been cured or waived within thirty (30) days after the Company shall have received written notice thereof from the holder of this Note; or

          (C) any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Borrower to Lender in writing in connection with this Note, or as an inducement to Lender to enter into this Note and the Note Agreement, shall be materially false, incorrect, incomplete or misleading in any material respect when made or furnished; or

          (D) Borrower shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness, including the Senior Indebtedness, to be paid by such person (excluding this Note but including any other evidence of indebtedness of Borrower to Lender) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness, and the effect of such failure or default is to cause the holder or holders thereof to cause, indebtedness in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more to become due prior to its stated date of maturity; or

          (E) the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

          (F) proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

          (G) a final judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000) (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Borrower) shall be rendered against Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of forty-five (45) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any of its Subsidiaries and such judgment, writ, or similar process

                                      10.

shall not be released, stayed, vacated or otherwise dismissed within forty-five
(45) days after issue or levy; or

     9. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 8(e) and 8(f)), and subject to Section 6 above, at any time thereafter during the continuance of such Event of Default, Lender may by written notice to Borrower, declare all outstanding amounts payable by Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 8(e) or 8(f), immediately and without notice, all outstanding Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy granted to it or permitted by law, either by suit in equity or by action at law, or both.

     10. NOTE TRANSFERABLE. Subject to compliance with applicable federal and state securities laws, and the transfer restrictions set forth below, this Note and all rights hereunder are transferable without charge by the holder hereof (except for transfer taxes), upon surrender of this Note properly endorsed and in compliance with the provisions of the Note Agreement. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Borrower. Prior to presentation of this Note for registration of transfer, Borrower shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Borrower shall not be affected by notice to the contrary.

          This Note may be transferred or assigned, provided that: (i) any transferee or assignee agrees in writing to be bound by the terms of the Note and Warrant Purchase Agreement and the exhibits thereto, (ii) upon the request of the Company or its counsel, the holder provides the Company with an opinion of counsel to the effect that the Note can be transferred or assigned without registration under the Act and in compliance with all applicable state securities laws; and (iii) any partial transfer or assignment of this Note causes both the transferor or assignor on the one hand and the transferee or assignee on the other hand to retain or acquire at least $1,000,000 in face amount, and (iv) the transferee or assignee shall not be a competitor of the Company, as shall be determined in good faith by the Board of Directors of the Company.

     11. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                                      11.

     12. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and by binding on Borrower and any of its permitted assigns, and shall extent to any holder hereof. Lender may assign its rights hereunder without prior notice to Borrower.

     13. AMENDMENT. The terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an authorized agent of Lender which writing expressly states that the writing constitutes an amendment, waiver or modification of this Note.

     14. PRO RATA TREATMENT. Lender acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Note Agreement or pursuant to the terms of such Notes. In the event Lender receives payments in excess of its pro rata share of the Company's payments to the holders of all of such Notes, then Lender shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

                          [INTENTIONALLY LEFT BLANK]

                                      12.

BORROWER                                EVOLVING SYSTEMS, INC.
                                        a Delaware corporation


                                        ________________________________________
                                        Larry S. Schwartz
                                        Vice President


ATTEST:


______________________________
Larry S. Schwartz
Secretary

                                      13.

                                  SCHEDULE 1

    [To include full availability under existing debt and letter of credit facilities and amounts currently outstanding under lease lines]

                                     14.

                                   EXHIBIT B

                   ADDENDUM TO SUBORDINATED PROMISSORY NOTE
                   ----------------------------------------


     This Addendum to Senior Subordinated Promissory Note is made as of September 23, 1996, with respect to that certain Senior Subordinated Promissory Note (the "Note") by EVOLVING SYSTEMS, INC. ("Borrower") to the order of the undersigned Lender ("Lender"). Borrower and Lender have agreed to amend the Note in accordance with the terms of this Addendum.

     NOW, THEREFORE, Borrower and Lender agree as follows:

     1.   Section 6(c)(i) of the Note is amended to read as follows:

          (c) COMPANY NOTE TO MAKE PAYMENTS WITH RESPECT TO THIS NOTE IN CERTAIN CIRCUMSTANCES.

               (i) ACCELERATION OF SENIOR INDEBTEDNESS. In the event of any Senior Indebtedness becoming due and payable prior to its scheduled maturity, whether by acceleration, lapse of time or otherwise, or in the event any Senior Indebtedness remains outstanding after its scheduled maturity, (i) no payment of any obligation in respect of this Note shall be made until all obligations on all such due and payable matured Senior Indebtedness shall have been paid in full in cash and (ii) Lender may not retain, or apply to the obligations evidenced by this Note, any monies or other property obtained pursuant to the exercise of any of its rights and remedies, whether pursuant to this Note or applicable law, and all such monies and other properties shall be delivered to the holders of Senior Indebtedness, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and preminum, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to pay in full in cash all Senior Indebtedness remaining unpaid.

     2. The following sentence is added as the last sentence to Section 6(c)(ii) of the Note:

Notwithstanding any other term hereof, if a Payment Default or a Covenant Default occurs and a payment or distribution of any character of the type described in subsection (d) of this Section 6 is made to the Lender hereunder during the period commencing on the date of such Payment Default or Covenant Default and terminating on the date of the Default Notice with respect thereto is received by the Lender, and such period does not exceed forty-five (45) days, then the Lender shall hold such amount so received in trust for the holders of Senior Indebtedness and will forthwith pay over such amount to the holders of Senior Indebtedness or their representative or trustee, as the case may be, for application to the payment of all such obligations in respect of Senior Indebtedness remaining unpaid until all such obligations in respect of such obligations in respect of such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     3.   Section 6(c)(iii) is amended to read as follows:

               (iii) LIMITATION ON ACTIONS DURING AND AFTER
POSTPONEMENT PERIOD. During any Postponement Period and except to the extent otherwise restricted in subparagraph (i) below, the Lender shall not be entitled to accelerate the maturity of this Note or to commence or join in any action or proceeding to recover any amounts due or to become due with respect to this Note.

     4.   Sections 6(l) and 6(m) are added to the Note, as follows:

          (l) REINSTATEMENT. If, at any time after payment in full in cash of the Senior Indebtedness, any payments of the Senior Indebtedness must be disgorged for any reason (including the Company's bankruptcy), then the subordination provisions of this Section 6 shall be reinstated as to all such disgorged payments as though they had not been made and Lender shall immediately pay over to the holders of the Senior Indebtedness all payments received hereunder to the extent that such payments would have been prohibited by the subordination provisions of this Section 6.

          (m) AMENDMENTS. This Note may be not be amended at any time while any Senior Indebtedness is outstanding if the effect of such amendment may be to terminate or impair the subordination of the obligations evidenced by this Note to the Senior Indebtedness without the prior written consent of all of the holders of the Senior Indebtedness. Any amendment made without such consent shall be void.

     This Addendum may be executed in two or more counterparts, each of which shall constitute an original.

     Except as amended by this Addendum, the Note remains in full force and effect.

                                        ENVOLVING SYSTEMS, INC.

                                        By:____________________________

                                        Title:_________________________


                                        _______________________________

                                        By:____________________________

                                        Title:_________________________

                                   EXHIBIT A
                SECOND ADDENDUM TO SUBORDINATED PROMISSORY NOTE

     This Second Addendum to Senior Subordinated Promissory Note is made as of September 27, 1996 with respect to that certain Senior subordinated Promissory Note (the "Note") by EVOLVING SYSTEMS, INC. ("Borrower") to the order of the undersigned Lender ("Lender"). Borrower and Lender have agreed to amend the Note in accordance with the terms of this Addendum,

     NOW, THEREFORE, Borrower and Lender agree as follows:

     1. Borrower and Lender agree to defer the payment of all interest accrued on the Note from the date of issuance through November 30, 1996 (the "Deferred Interest") as provided in Paragraph 2 below. Borrower and Lender agree that the Deferred Interest is equal to $_______, which was calculated by taking the total interest to be accrued on the Note through November 30, 1996 less $______ payable to Borrower by Lender for the purchase of Warrants to purchase_______ shares of the nonvoting common stock of Lender.

     2. ESI shall pay the Deferred Interest to Lender by no later than December 1, 1998, plus interest on such amount accrued at the default rate under the Note (12%) commencing on December 1, 1996 until the date of payment of the Deferred Interest.

     3. ESI shall have the right to prepay the Deferred Interest and interest accrued thereon at any time without penalty and shall prepay the Deferred Interest and interest accrued thereon upon the occurrence of any event requiring ESI to prepay the Note.

     This Addendum may be executed in two or more counterparts, each of which shall constitute an original.

     Except as amended by this Addendum, the Note remains in full force and effect.

ENVOLVING SYSTEMS, INC.

By:_______________________________
     Douglas Kelsall
     Vice Pres. of Finance

By:_______________________________
     Larry Schwartz
     Vice Pres. of Legal Services

[LENDER]

By:


     By:___________________________
           ________________________

                                   AMENDMENT
                                      TO
                     SENIOR SUBORDINATED PROMISSORY NOTES


THIS AMENDMENT to Senior Subordinated Promissory Notes is entered into this 3rd day of October, 1997 by and among EVOLVING SYSTEMS, INC., a Delaware corporation (the "COMPANY"), and MORGAN STANLEY VENTURE PARTNER II, LP., MORGAN STANLEY VENTURE CAPITAL FUND II, C.V., MORGAN STANLEY VENTURE INVESTORS, L.P., INFORMATION ASSOCIATES, L.P. AND INFORMATION ASSOCIATES, C.V. (individually a "LENDER" and collectively the "LENDERS").

                                   RECITALS

A. On May 31, 1996, the Company and the Lenders entered into a Note and Warrant Purchase Agreement under which the Company borrowed from the Lenders the amounts set forth on the Schedule of Lenders attached hereto as EXHIBIT A pursuant to the terms of senior subordinated notes (the "NOTES"), one of which is attached hereto as EXHIBIT B.

B. Pursuant to Section 7 of the Notes, the Company agreed to abide by certain Covenants (the "COVENANTS").

C. Section 7(g) of the Covenants provided certain limitations on rental payment obligations under operating leases of personal property based upon what the parties believed were adequate amounts for then existing and for future operating leases.

D. Since execution of the Notes, the Company has grown its operations and changed the focus of its business. In addition, much of the Company's equipment has become obsolete and in order to sustain the Company's continued growth and profitability, the value of the Company's operating leases needs to be increased for the mutual benefit of the Company and the Lenders.

NOW, THEREFORE, in consideration of the Company's successful performance since the date of execution of the Notes, and in order to sustain continued growth of the Company for the mutual benefit of the Company and the Lenders, the parties agree as follows:

1. The first paragraph of Section 7(g) of the Notes is hereby revoked and the following provision inserted in its place and stead:

     (g) create or suffer to exist any rental payment obligations under operating leases of personal property in an amount in excess of the amount set forth below in the indicated fiscal year:

               FISCAL YEAR ENDED                  AMOUNT
               December 31, 1996                  $1,500,000
               December 31, 1997                  $2,000,000
               December 31, 1998                  $2,250,000
               December 31, 1999                  $2,500,000
               December 31, 2000                  $2,750,000
               December 31, 2001                  $3,000,000
               December 31, 2002                  $3,250,000
               December 31, 2003                  $3,500,000

     The remainder of Section 7(g) shall continue in full force and effect.

2. The Lenders, individually and collectively, hereby waive any and all claims they may have against the Company, based upon the Company's operating leases of personal property being in excess of the amounts described in May 31, 1996 Notes.

3. All the remaining provisions of the Notes shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EVOLVING SYSTEMS, INC.

By:  /s/ J. Richard Abramson
     -------------------------------------
     J. Richard Abramson
     Chief Executive Officer and President

LENDERS:

MORGAN STANLEY VENTURE CAPITAL FUND II, L.P.

By:  Morgan Stanley Venture Partners II, L.P.
     Its General Partner
By:  Morgan Stanley Venture Capital II, Inc.
     Managing General Partner

By:  /s/ Robert J. Loarie
     --------------------------------------
     Robert J. Loarie
     Vice President

MORGAN STANLEY VENTURE CAPITAL FUND II, C.V.

By:  Morgan Stanley Venture Partners II, L.P.
     Its Investment General Partner
By:  Morgan Stanley Venture Capital II, Inc.
     Managing General Partner

By:  /s/ Robert J. Loarie
     --------------------------------------
     Robert J. Loarie
     Vice President

MORGAN STANLEY VENTURE INVESTORS, L.P.

By:  Morgan Stanley Venture Partners II. L.P.
     Its General Partner
By:  Morgan Stanley Venture Capital II. Inc.
     Managing General Partner

By:  /s/ Robert J. Loarie
     --------------------------------------
     Robert J. Loarie
     Vice President

INFORMATION ASSOCIATES, L.P.

By:  TRIDENT CAPITAL MANAGEMENT, LLC., its general partner

By:  /s/ Donald Dixon
     --------------------------------------
     Donald Dixon

INFORMATION ASSOCIATES, C.V.

By:  TRIDENT CAPITAL MANAGEMENT, L.L.C., its investment general partner

By:  /s/ Donald Dixon
     --------------------------------------
     Donald Dixon